SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                    AMERICA'S SENIOR FINANCIAL SERVICES, INC.
               --------------------------------------------------
               (Exact name of issuer as specified in its charter)

          FLORIDA                                           65-0181535
------------------------------                          ------------------
(State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                         Identification No.)

                         10800 Biscayne Blvd., #500
                             Miami, FL 33161
                             -----------------------
                    (Address of principal executive offices)

             EXECUTIVE COMPENSATION PLAN AND ENGAGEMENT AGREEMENTS
                              ---------------------
                            (Full title of the Plan)

                             Nelson Locke, President
                    AMERICA'S SENIOR FINANCIAL SERVICES, INC.
                        10800 Biscayne Blvd., #500
                           Miami, Florida 33161
                              (305) 751-3232
               --------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of commencement of sales pursuant to the Plan: From time to time after the effective date of this Registration Statement.



                         CALCULATION OF REGISTRATION FEE
==============================================================================

Title of                          Proposed maximum    Proposed
securities        Amount          offering price      maximum     Amount of
to be             to be             per share        aggregate    registration
registered      registered              (a)         offering price     fee
-------------------------------------------------------------------------------


Common Stock     1,950,000           $.10              $19,500      $48.75

(a)	Calculated in accordance with Rule 457(c). Based on average of bid and ask price on the over-the-counter market on February 21, 2002.












                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.
         -----------------------------------------------

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-KSB, or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) or (c) of the Securities Exchange Commission under the Securities Act of 1933.

         (b) All other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.
         -------------------------

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
         --------------------------------------

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
         -----------------------------------------

         Reference is hereby made to the provisions of the Florida Business Corporation Act which provides for indemnification of directors and officers under certain circumstances.

         The Registrant's Articles of Incorporation and Bylaws provide that the Company shall, to the fullest extent permitted by the laws of the State of Florida, indemnify any director, officer, employee and agent of the corporation against expenses incurred by such person by reason of the fact that he serves or has served the corporation in such capacity.

         Indemnification under the Company's Articles Bylaws is nonexclusive of any other right such persons may have under statute, agreement, bylaw or action of the Board of Directors or shareholders of the corporation.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.
         -----------------------------------

         Not applicable.

Item 8.  EXHIBITS.
         --------

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  UNDERTAKINGS.
         ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) to include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                          (ii) to reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) to include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 or Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons or the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on February 22, 2002.


                                                    AMERICA'S SENIOR FINANCIAL
                                                    SERVICES, INC.


                                                      By: /s/ Nelson A. Locke
                                                         ---------------------

                                                         Nelson A. Locke,
                                                         Chairman

         Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                  TITLE                   DATE
---------                                  -----                   ----

/s/ Nelson A. Locke                 President, Chairman,      February 22, 2002
------------------------            Director, Chief
Nelson A. Locke                     Executive Officer

/s/ Dean Girard                     Vice President/Treasurer  February 22, 2002
------------------------            Chief Financial Officer
Dean Girard

/s/ Cheryl D. Locke                 Director                  February 22, 2002
------------------------
Cheryl D. Locke
					 President
/s/ Michael Buono                   Chief Operating           February 22, 2002
------------------------		 Officer / Director
Michael Buono

/s/ Thomas G. Sherman               Director                  February 22, 2002
Thomas G. Sherman

/s/ Charles M. Kluck                Director                  February 22, 2002
------------------------
Charles M. Kluck









                                  EXHIBIT INDEX


No.        Description
---        -----------

5          Opinion of Joel Bernstein, Esq., P.A.


24.1       Consent of Accountant

24.2       Consent of Accountant
























































  EX-5 OTHERDOC


             OPINION OF JOEL BERNSTEIN


EXHIBIT 5

                                   Law Offices

                           JOEL BERNSTEIN, ESQ., P.A.

11900 Biscayne Blvd., Suite 604                       Telephone:  305.892.1122
Miami, Florida 33181                                  Facsimile:  305.892.0822


March 12, 2002


America's Senior Financial Services, Inc.
10800 Biscayne Blvd., #500
Miami, FL 33161

Gentlemen:

I have acted as special counsel to America's Senior Financial Services, Inc., a Florida corporation (the "Corporation"), in connection with the offering of 1,950,000 shares of Common Stock to be issued pursuant to executive compensation plan and engagement agreements. The offering of the shares is to be made pursuant to Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Registration Statement").

I have acted as special counsel to the Corporation in connection with the shares.

Please be advised that I am of the opinion that the Corporation's Common Stock to be offered pursuant to the Registration Statement has been duly authorized by the Corporation. The Common Stock to be issued in accordance with the terms the executive compensation plan and engagement agreements will be validly issued by the Corporation and fully paid and non-assessable.

We consent to the use of our name in the Registration Statement in the section of the Prospectus entitled "Legal Matters" and the filing of this letter as an exhibit to the Registration Statement.

                                                  Yours very truly,



                                               /s/ Joel Bernstein, Esq., P.A.

                                                  -----------------------------
                                                   Joel Bernstein, Esq., P.A.














Exhibit 24.1
CONSENT OF HOLYFIELD AND THOMAS, LLC


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of America's Senior Financial Services, Inc. of our reports, as listed below, which appear in the December 31, 2000 annual report on Form 10-KSB of America's Senior Financial Services, Inc.:

1. Our Independent Auditors' Report dated March 16, 2001 on the 2000 consolidated financial statements of America's Senior Financial Services, Inc. and subsidiaries;

/s/ Holyfield and Thomas, LLC
HOLYFIELD AND THOMAS, LLC
Certified Public Accountants

West Palm Beach, Florida
March 12, 2002

































Exhibit 24.2
CONSENT OF AHEARN, JASCO & CO



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of America's Senior Financial Services, Inc. of our Independent Auditors' Report dated March 31, 2000 on the 1999 consolidated financial Statements of America's Senior Financial Services, Inc. and subsidiaries, which appear in the December 31, 2000 annual report on Form 10-KSB of America's Senior Financial Services, Inc.


/s/ Ahearn, Jasco + Company, P.A.

AHEARN, JASCO + COMPANY, P.A.
Certified Public Accountants

Pompano Beach, Florida
March 12, 2002